                            SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934


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                       Global Village Communication, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


     (Name of person(s) filing proxy statement if other than the Registrant)
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
       DESCRIPTION OF CONTENT OF SLIDES AND ASSOCIATED AUDIO PRESENTATION
                               TO BE POSTED ON THE
                   GLOBAL VILLAGE COMMUNICATION, INC. WEBSITE
                          @ www.globalvillage.com


INTRODUCTORY PAGE PRECEDING THE PRESENTATION

   Overall Page Layout:

           The page is separated into two horizontal frames. The Company's logo and name appear in the upper left corner of the top frame of the page. Directly below it is the title "Global Village Presents Its New Strategy". To the right of the name and logo is a photograph of Neil Selvin the Company's President and Chief Officer.

           The lower frame is divided into two vertical columns. The left column begins with the title, "Please read the following disclaimer before viewing the presentation:" and continues with the following text:

           Portions of this presentation contain forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties. Specifically, the agreement among the parties is subject to certain closing conditions, including the receipt of consents from both companies' lenders, no material adverse change in the companies' businesses, and the approval of Global Village stockholders. The Company's planned launch of its server products is dependent upon the completion of the development of the product which the Company believes can be resolved expeditiously, however, the Company may have difficulty resolving these issues, or any other issues that may arise, in a timely manner, which could delay the planned launch of the new OneWorld Systems communications server product line.

           The Company's statements regarding its revenue expectations are preliminary and are dependent on certain assumptions relating to the introduction and market acceptance of the new products. Commercial acceptance of these products is dependent on certain factors including the Company's sales and marketing efforts, technical reviews by third parties, introductions of new technologies or standards, performance of the Company's distributors and suppliers and announcement by the Company's competitors. Many of the Company's future competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base, than the Company.

           The Company's statements regarding profitability, gross margin and operating expenses are based on certain assumptions regarding the Company's revenue expectations, sales and marketing costs, costs of production and overhead costs. In addition, the Company may face pricing pressure, which could lead to reductions in the average sales price of the Company's products and could have a material adverse effect on gross margins. There is no assurance that the Company will ever achieve profitability.

           OneWorld Systems products will have a significantly higher selling price than many of the Company's current products and will require the Company to expand its VAR channel. There can be no assurance that the Company will be successful in establishing an effective distribution channel for its new products. The agreement with Boca Research, Inc. relating to the sale of the Company's Modem Business is subject to certain closing conditions, including the receipt of consents from both companies' lenders, no material adverse change in the companies' businesses, and the approval of Global Village stockholders.

           It is not the Company's practice to provide forward-looking information with respect to anticipated product launches, revenue, gross margins, profitability, or operating expenses and the Company does not intend to provide such information in the future. Moreover, the forward-looking statements are based on the information presently available to the Company, and the Company does not believe that it has a duty to update the information in the following forward-looking statements and does not intend to update such information.

           The right vertical column starts with the headline, "See & Hear the Global Village Presentation using RealPlayer." Below that caption are two buttons, depicted as globes. The label beside the first button reads, "For 28.8 modems." The second is labeled "For ISDN & above"

           Below the buttons are the following instructions. The words presented in all capital letters represent hot links to their respective web sites:

               The Power Point presentation required the RealPlayer. Click HERE to download.

               Click HERE for the text version of the Global Village Presentation. (No RealPlayer required.

           The page remains on the web browser's window for the duration of the presentation, which is seen in RealPlayer window. If the user chooses to view the text only presentation this page closes as the page containing miniature slides and a transcription of Mr. Selvin's discussion appears.

THE SLIDE AND ASSOCIATED AUDIO PRESENTATION

           The background for each slide depicts an aerial view of the North American continent with the Global Village Communication Inc. logo superimposed in the lower right corner of the page. All pages are similar in layout, having a header beginning in the upper left corner. Below the header line is one or more bullet points highlighting the topics presented in the audio presentation transcribed below. For each slide, the text and pictoral information laid out on this background is described below.

Slide 1

           Textual Content:
           None

           Other Visual Content:
           Centered on the slide is the Company's logo. Beneath it is the Company's name, "Global Village Communication."

           "Hello. I'm Neil Selvin, president and chief executive officer of Global Village Communication. This is a period of great change for Global Village and I'm very excited to be able to introduce you not only to what we've done recently but also to our new direction as we transform the Company. Let me begin by talking about the steps we've taken to execute this transformation and then spend most of the presentation talking about our new direction and why we're very excited about the opportunity for Global Village."

Slide 2

           Textual Content:

           Header:        Fundamental change in business direction
           Bullet points: *  Announced sale of modem business
                          *  Refocus company on small office communications
                             servers

           Other Visual Content:
           None

           Accompanying Audio Content:
           "First of all, there is a fundamental change in our business direction. On March 31, 1998 we announced that we were selling our Modem Business to Boca Research and that we were going to take the Company in a new direction. We will focus on the small and medium size office market and will introduce a new family of communications servers."

Slide 3

           Textual Content:
           Header:        Sale of modem business
           Bullet points: *  Industry consolidation
                          *  Larger size required for purchasing,
                             manufacturing power
                          *  Continued decline in size of Macintosh market
                          *  Maximize current value of Global Village
                             brand, business

           Visual Content:
           None

           Accompanying Audio Content:
           "Why did we decide to sell the Modem Business? There are several factors that influenced this decision. First of all, there has been a significant amount of industry consolidation that's occurred over the last couple of years. 3Com's purchase of US Robotics, Hayes acquisition of Cardinal, and other transactions have made it clear that in today's modem business, larger size, which improves purchasing power, manufacturing efficiency, and channel strength, is transforming the nature of the industry. At Global Village, although we've been very successful differentiating our products based on software and user interface, our ability to compete has been severely impacted by the continuous decline in the size of the Macintosh market.

           The combination of the decline in the size of the Mac market and the deteriorating economics for small players in the Windows market convinced us that maximizing the current value of the Global Village brand and Modem Business would best be accomplished by selling the Modem Business to a larger player, thereby leveraging off of the consolidation within the industry. In addition we also have a new product line that we're preparing to launch, allowing us to refocus the Company in an area where we've had some experience over the past several years. I'll talk more about that in just a moment."

Slide 4

           Textual Content:
           Header:        Sale of modem business
           Bullet points: *  Boca Research buying modem business for $10M
                          *  Structured as an asset sale

                          *  Boca gets:
                             *  Global Village brand
                             *  Individual use products
                             *  Inventory, receivables, liabilities
                             *  Intellectual property, product designs
                          *  Global Village remains a legal
                             entity, changes name
                          *  Sale expected to close in June 1998

           Accompanying Audio Content:
           "First, here are the specifics of what we announced on March 31st: We signed a definitive agreement to sell the Modem Business to Boca Research for $10 million in a combination of cash and notes. This transaction is structured as an asset sale so we are not selling the Company, we are selling the assets of the Modem Business. The Company itself, although it will change its name, will continue as the same legal entity, will continue to be public, and will continue to have the same stockholder base we have today.

           What is Global Village selling to Boca Research? We are selling the Global Village brand, all of our individual use products, the intellectual property associated with these products, the inventory, the accounts receivable, certain fixed assets, and certain liabilities including the responsibility for product warranty, returns, and customer support for the Modem Business.

           About 60 of the people at Global Village will become Boca Research employees. About another 60 people will remain with the Company, working on the new communications server product line.

           As I mentioned, Global Village retains its legal entity status and we will change the name of the Company. As we announced in early April, the name of the Company will change once this transaction closes and will become OneWorld Systems. The symbol under which it will trade on NASDAQ will be OWLD. Your shares in Global Village will automatically become shares in OneWorld Systems.

           The sale of the Modem Business is expected to close in June of this year. If you were a Global Village stockholder as of April 24, you should have received proxy materials, allowing you to vote and to participate in the Shareholder Meeting scheduled for June 8."

Slide 5

           Textual Content:
           Header:        New focus - small and medium
           Bullet point:  *  Large, untapped market opportunity

           Visual Content:
           On the right side of this slide there are three pictorial windows descending towards the bottom of the slide. The first depicts a group of people apparently conducting a meeting while seated at a conference room table. The second window depicts another group of four people looking into a binder or book and discussing its contents, and the third window depicts two men seated outside, one of which is working on a laptop computer.

           Accompanying Audio Content:

           "Our new focus is the small and medium sized office market. We define this as offices that typically have 10-300 people. Today there are millions of businesses in the United States, Canada and around the rest of the world who fit that profile, organizations without a large amount of IS expertise, who typically do have or are getting networks installed in their offices, and who will experience a dramatic increase in the kind of data communications that they need to interact with the world around them. It is clearly a large, attractive market."

Slide 6

           Textual Content:
           Header:         New focus - small and medium
           Bullet points:  *  Large, untapped market opportunity
                           *  Fits Global Village strengths:
                              *  Understanding the user
                              *  Software and user interface
                              *  Hardware/software integration

           Visual Content:
           To the right of the second bullet point is a pictorial window that depicts a group of people standing around a computer terminal while a person seated at the terminal appears to explain something to them.

           Accompanying Audio Content:
           "A second reason for our focus on this market is that it's a good fit with our traditional core competencies. At Global Village, we built our reputation and won a number of awards over the last several years because we understand the user. We identify with, and are able to design products, that reflect how ordinary computer users think. Contrast that with how a number of our competitors in the small business market think. To them, the end-user is a network guru. To them, end users are people who speak fluent UNIX or IOS. At Global Village, an end user is someone like you or me, people who sit at their desks working, logging onto the Internet, sending faxes, dialing in from the road, doing the real kinds of things that everyday people do. We have always focused on software and user interface as the core competencies of the Company.

           We also have a competency in hardware software integration. We have always built hardware but we have consistently invested the majority of our development resources in software, and then merged the software and hardware into a complete solution, and that is exactly what we will continue to do. So, the small and medium office market is not only large, it also fits well with Global Village's traditional strengths."

Slide 7

           Textual Content:
           Header:         New focus - small and medium
           Bullet points:  *  Large, untapped market opportunity
                           *  Fits Global Village strengths:
                              *  Understanding the user
                              *  Software and user interface
                              *  Hardware/software integration
                           *  Existing track record

           Visual Content:
           To the right of the bullet points is a graphic that depicts roughly twenty servers stacked on top of one another, above which is printed the number 13,000.

           Accompanying Audio Content:
           "We also have an existing track record in this market. Since 1994 we have been selling small office servers in the Macintosh market and have over 13,000 installed today. These servers are easy to install, are plug and play, and they offer multiple communications functions. They allow people to use remote access, send and receive faxes, log onto the Internet or AOL, and so on. The success of our previous communications servers have allowed us to build an understanding of this market during the last several years. This track record and experience give us an installed base of users who are very satisfied with our product. One of the things we've learned in surveying our installed base is that their number one need that they would like to see us solve is an ability to bring this capability that they have today into a cross-platform environment, because as you would expect, most of these Macintosh networks are now mixed networks --supporting both Mac and Windows users."

Slide 8

           Textual Content:
           Header:        Existing products don't meet market needs
           Bullet point:  *  Single function products

           Visual Content:
           In the middle of the slide beneath the bullet point is a depiction of a man with both hands to his face appearing to look with some bewilderment at a number of server products that are depicted in a circle all around him.

           Accompanying Audio Content:
           "Let me address some of the problems that we see in products available today. The first problem facing small businesses that we've identified is that most products handle only a single function. So the business owner is faced with buying a fax server from one company, a remote access server from another company, a router from another company, Internet access from somebody else -- in short, it's a mess. There's a whole collection of products that have to be able to work together in order to satisfy the breadth of communications capabilities needed by a small company. And as you would expect when you see an organization faced with having to purchase and administer and manage multiple products from multiple vendors, with no common user interface, no common user administration, security issues and so on, it becomes a nightmare for the small business manager."

Slide 9

           Textual Content:
           Header:         Existing products don't meet market needs
           Bullet points:  *  Single function products
                           *  Difficult to administer and manage

           Visual Content:
           The visual content of this slide is a duplicate of the immediately preceding slide.

           Accompanying Audio Content:

           "The second thing that we find is that these products tend to be difficult to administer and manage. Many of them have command line or UNIX interfaces, they all have completely different administration software programs, and none of them work together. If an employee leaves or joins the company, someone has to add or delete all of the passwords and all of the authorizations required to allow that person to have Internet access, to log in from home, to log in from the road, to send a fax and so on. You can imagine the number of hours required for somebody to keep all of those lists current and up to date. It's clear that in trying to solve the real problems of the small office today, there should be easier ways to do things then what today's products require."

Slide 10

           Textual Content:
           Header:         Existing products don't meet market needs
           Bullet points:  *  Single function products
                           *  Difficult to administer and manage
                           *  Expensive
                              *  Capital costs
                              *  Monthly telephone costs
                           *  Lack of expandability

           Visual Content:
           None

           Accompanying Audio Content:
           "Finally, look at the costs of not only purchasing but supporting this equipment. First of all, consider the capital costs. If a small business buys a router, a remote access server, a fax server and access to the Internet, they'll find themselves spending five, ten, even fifteen thousand dollars on equipment just to accomplish these functions. But that's only a part of it. Every one of those servers that I've mentioned requires their own dedicated phone lines. Set up a remote access server with 4, 8 or 16 ports, and you've tied up that number of phone lines on that one function. Purchase a four or eight port fax server, and you've tied up that number of phone lines on that one function. Systems today don't allow business owners to share phone lines among various functions. So, imagine that a typical small office sends and receives faxes during the day and then uses remote access at night. They've just doubled the required number of phone lines and monthly telephone costs. It's an inefficient use of an important element of running a small company -- the telecom cost.

           Finally, lack of expandability for many of these small business systems is a real problem. Frequently, these are fixed port devices. Buy a 4 port or 8 port device and that's it. That's what you get. If you want to upgrade that device to ISDN or T1 or add more ports later, you get to buy another piece of equipment. Sometimes from a different vendor. Or, even from the same vendor but with different management software. It can be a real kluge to figure out how as a small company you can grow as your data communication needs grow."

Slide 11

           Textual Content:
           Header:         The OneWorld Solution
           Bullet points:  *  Versatile
                           *  Easy-to-use

                           *  Cost effective
                           *  Expandable

           Visual Content:
           To the right of the bullet points is a depiction of a OneWorld server product.

           Accompanying Audio Content:
           "It is these specific kinds of problems that the new OneWorld solution addresses. The new OneWorld server is versatile, it's easy to use, it's cost effective and it's expandable. I want to go into each of these four points to demonstrate why a OneWorld server is a better solution for a small office than having to put together several pieces of equipment."

Slide 12

           Textual Content:
           Header:         The OneWorld Solution - Versatile
           Bullet points:  *  Multiple functions in a single product
                              *  Internet access
                              *  Routing
                              *  Remote access
                              *  Fax server
                              *  Shared modem pool

           Visual Content:
           To the right of the sub-bullets is a depiction of a OneWorld server product. Beneath it are three linked computer terminals and above it are four lightning bolts reaching out to windows which depict, respectively, the "America Online" logo and name, the "Netscape" logo and name, a man sitting and working on a laptop computer, and a fax machine.

           Accompanying Audio Content:
           "Let's talk first about versatility. The OneWorld server will offer multiple functions in a single product. One server allows users across the office to access the Internet, from their network, all at the same time, it offers remote access so that people can dial in from home or from the road, it's a full function fax server so that users can send and receive faxes directly from their computer, and it acts as a shared modem pool to provide access for terminal emulation to a mainframe or individual access to an online service, such as AOL. All of these functions operate all at the same time in a single product. And the user doesn't have to do anything to reconfigure the server. All he does is perform the function that he needs at the moment. The server takes care of all the configuration necessary behind the scenes so that the user's interaction is nothing more than using his client software."

Slide 13

           Textual Content:
           Header:         The OneWorld Solution - Versatile
           Bullet points:  *  Multiple functions in a single product
                              *  Internet access
                              *  Routing
                              *  Remote access

                              *  Fax server
                              *  Shared modem pool
                           *  Dynamic Port Allocation

           Visual Content:
           The visual content of this slide is identical to the immediately preceding slide.

           Accompanying Audio Content:
           "The OneWorld server features a proprietary technology called 'Dynamic Port Allocation' that allows every port on the system to do any function on the fly. Users can literally send faxes on a given port, finish that and log into the Internet and as soon as that call is complete allow that same port to act as a remote access server with no user interaction required. This unique capability that we have designed into our server allows a company to use the same telephone lines to support multiple functions. There is no port configuration required. There's no user setup required. All the user does is click on the fax software or call into the server using his standard Windows or Mac dial up software and the server reconfigures the port to handle that service on the fly. This feature allows businesses to save on monthly telephone line costs as well as to expand the system with more functions over time."

Slide 14

           Textual Content:
           Header:         The OneWorld Solution - Versatile
           Bullet points:  *  Multiple functions in a single product
                              * Internet access
                              *  Routing
                              *  Remote access
                              *  Fax server
                              *  Shared modem pool
                           *  Dynamic Port Allocation
                           *  Simultaneous Windows and Mac users

           Visual Content:
           The visual content of this slide is identical to the immediately preceding slide.

           Accompanying Audio Content:
           "And, the OneWorld server allows Windows and Mac users to access all of these different functions simultaneously. A Macintosh user can send a fax and when finished, that same port can support a remote access connection for a Windows user on the road with no reconfiguration required. The system takes care of all this behind the scenes and on the fly. We believe that the OneWorld server will be the most versatile communications server for a small business."

Slide 15

           Textual Content:
           Header:        The OneWorld Solution - Easy to use
           Bullet point:  *  Well recognized client software

           Visual Content:

           Below the bullet point is a heading which reads "FaxWorks" beneath which is a depiction of a FaxWorks PRO for Windows drop-down menu box offering various fax options. To the left of the FaxWorks information is the heading "GlobalFax" beneath which is a depiction of a GlobalFax for MacIntosh drop-down menu box offering similar options.

           Accompanying Audio Content:
           "The OneWorld server is also easy to use. All of the required client software is included with the system. Today, there are over 8 million users of our fax software. Users of FaxWorks on Windows and GlobalFax on the Mac can feel comfortable knowing that the software they've grown used to and which has won many industry awards over the last several years is the same software they will use on the network. The server comes with additional client software that makes it easy to use other functions as well."

Slide 16

           Textual Content:
           Header:         The OneWorld Solution - Easy to use
           Bullet points:  *  Well recognized client software
                           *  One administration program for all functions

           Visual Content:
           Beneath the bullet points is a depiction of a window containing server and port options for a hypothetical user to choose from.

           Accompanying Audio Content:
           "We have also designed an administration program that allows the network administrator to configure the system easily. Using a combination of other products requires that different administration programs configure different ports to do different things in different boxes. And it becomes a challenge to configure or add a user or change a security authorization or password on all those different systems. Here, every port, every function, and every user's profile can be configured from one administration program."

Slide 17

           Textual Content:
           Header:        The OneWorld Solution - Cost Effective
           Bullet point:  *  Lower capital costs

           Visual Content:
           Beneath the bullet point is a rectangular box which offers two contrasting communications server approaches. On the left is depicted the multi-vendor approach: consisting of three columns, the first contains a pictorial depiction of the item, the second lists the name of the item and the third includes the cost for each item followed by a total cost. The items listed and costs are as follows: a fax server costing $4,000, a RAS server costing $4,000, and an Internet router costing $2,000. The total cost of all these items is $10,000. On the right is the OneWorld approach, consisting of a single OneWorld server with a total cost of between $3,000 and $6,000.

           Accompanying Audio Content:

           "The OneWorld server is a cost-effective solution. As I mentioned before, it's easy to spend $10,000 or more assembling a multi-vendor system to do the basic communication functions that small offices need. Purchase a multi-port fax server, a remote access server and a basic Internet router for a small office and by the time you're done, it's easy to spend $10,000 or more. Purchase a single OneWorld server and you'll spend $3-6,000 including all the software you need, the ability to use various functions, all in a single, compact product."

Slide 18

           Textual Content:
           Header:         The OneWorld Solution - Cost Effective
           Bullet points:  *  Lower capital costs
                           *  Fewer phone lines needed
                           *  Lower monthly phone line costs

           Visual Content:
           This slide contains an identical rectangle and information contained therein as the immediately preceding slide. The box fits on the slide between the first and second bullet points.

           Accompanying Audio Content:
           "But, on top of that, users can save money through more effective phone line usage. If a small business has to dedicate four or eight lines each on fax and remote access and Internet access, at $100 or $150 per month per line, they can waste thousands of dollars in telephone costs per year. In a small office, paying for underused telephone lines is a wasted overhead cost. Using a OneWorld server to improve the usage of these lines and adapt on the fly can cut the number of phone lines needed and lower monthly phone bills accordingly."

Slide 19

           Textual Content:
           Header:        The OneWorld Solution - Expandable
           Bullet point:  *  Start with analog, grow to ISDN, T-1,
                             Frame relay, DSL

           Visual Content:
           Near the bottom margin of the slide is a pictorial depiction of a OneWorld server product with five lightning bolts radiating outward from the server product to the following captions: "Analog", "ISDN", "T-1", "Frame Relay" and "DSL".

           Accompanying Audio Content:
           "The OneWorld server is expandable. Unlike other products that are single port or fixed port products, users can start with a basic 56K analog system and then plug in additional cards to grow their bandwidth. Users will be able to upgrade to ISDN, T1, frame relay and DSL in the future. The system is bandwidth expandable from as small as 4 analog ports to a multi-port access concentrator with 28-30 ports in a single chassis."

Slide 20

           Textual Content:
           Header:         The OneWorld Solution - Expandable
           Bullet points:  *  Start with analog, grow to ISDN, T-1,
                              Frame relay, DSL

                           *  Grow functionality through software additions
                           *  Protect the buyer's investment
                           *  Expand the product family

           Visual Content:
           This slide is identical to the slide immediately preceding it with the exception of an additional depiction of a CD-ROM to the left of and linked to the OneWorld server product.

           Accompanying Audio Content:
           "Users will also be able to add functionality through software upgrades. Because the software is stored within the server itself and can be easily upgraded, a user could start with a single function such as fax or remote access and add functionality by simply purchasing additional software. The ability to upgrade the system not only in bandwidth but also by adding additional software capabilities protects the buyer's investment. Users can also add additional servers on the network and manage them all from a single computer."

Slide 21

           Textual Content:
           Header:         Target Market
           Bullet points:  * Small-to-medium sized offices
                             *  Independent businesses
                             *  Branch or satellite offices
                           *  10-300 people Have an existing local area
                           *  Limited in-house expertise
                           *  Need wide area communications

           Visual Content:
           To the right of the bullet points are three pictorial windows in descending order which are identical to those described in slide 5.

           Accompanying Audio Content:
           "Let's look at the market that this product addresses. We are targeting small to medium sized offices, typically independent businesses or branch or satellite offices. Typically, they have 10 to 300 people. In the last four years, we've seen real estate offices, insurance agencies, law offices, small manufacturing companies, even a rock group, use our small business servers to communicate with the world around them. These businesses typically have a local area network such as Novell or Windows NT, and they usually have limited in-house expertise. Often the person who sets up the network is either a consultant or an employee who does this in his spare time. These employees are not interested in learning UNIX commands, don't want to know about router tables, and may not know, or care, what TCP/IP is. But most of them are looking to expand their wide area communications capabilities. They may have started with an AOL account and a fax machine. Now they're worried about having websites and global e-mail and remote access for their field sales force and extranets for their clients and electronic storefronts. They may not know how to do it but they know that if they can find solutions that are easy to use, they'll be able to take these important steps."

Slide 22

           Textual Content:
           Header:         Market size
           Bullet points:  *  1.1M U.S. businesses today
                           *  70% use fax frequently
                           *  $2 billion market by 2000
                           *  30% annual growth rate

           Visual Content:
           To the lower right of the bullet points is the following text:
           "Source: IDC, Dataquest".

           Accompanying Audio Content:
           "This market is growing rapidly. There are over a million businesses that fit the profile I've just described. They have a local area network and they're adding wide area communications capabilities. The number of these businesses is growing about thirty percent per year. A recent survey indicates that 70% of them use fax as the most common medium to exchange documents with their colleagues. Sources indicate that this will be a $2 billion market by the year 2000."

Slide 23

           Textual Content:
           Header:         Distribution and sales strategy
           Bullet points:  *  Expand on current VAR channel
                           *  Systematic lead generation
                           *  Add corporate resellers
                           *  Leverage current OneWorld installed base

           Visual Content:
           None

           Accompanying Audio Content:
           "Our distribution and sales strategy will focus initially on the value-added reseller, or VAR, channel. In the last two years, we've invested in building a VAR channel and we're expanding that channel with a number of activities that we've begun already. We have a systematic lead generation program being implemented. We expect to add key corporate resellers that address the small office and branch office market. And we're going to target the current OneWorld installed base that we have today as an important market segment."

Slide 24

           Textual Content:
           Header:         Key financial metrics
           Bullet points:  *  Product launch in June/July
                           *  Calendar 1999 revenue target: $10-15 million
                           *  Gross margin percent in mid-fifties
                           *  Profitability by latter half of 1999

           Visual Content:

           To the lower right of the bullet points is a graph which depicts Global Village's projected revenue in millions of dollars over the three years beginning in 1998 and ending in the year 2000. In 1998, the graph shows a range of projected revenue roughly between 0-$2M. In 1999, the graph shows a range of projected revenue between $10-$15M. In the year 2000, the graph shows a range of projected revenue of between $20-$30M.

           Accompanying Audio Content:
           "Given our new product direction, a comparison to prior financial results isn't particularly relevant. Let me talk instead about where we see the business going. We expect to launch our new product line in June or July. We've set a target for revenue in calendar 1999 of about $10-15 million. We expect that gross margins will be in the mid-fifties and we expect to reach profitability in the latter half of 1999."

Slide 25

           Textual Content:
           Header:         Summary
           Bullet points:  *  New corporate direction
                           *  Large, growing market
                           *  Innovative, new product family
                           *  Distinct competitive differentiation

           Visual Content:
           To the lower right of the bullet points is a graphic depicting the planet Earth surrounded by various square and rectangular windows with arrows going counterclockwise between them. The graphic immediately above the planet Earth has the title "Internet Access", and depicts the "Netscape" logo and name. Proceeding counterclockwise, the next logo is titled "Shared modem pool", and depicts the "America Online" logo and name. The next graphic is titled "Global e-mail", and depicts a window with a hypothetical e-mail user's in-box. The next graphic depicts a man sitting outside and working on a laptop computer, and is titled "Remote Access". The final graphic depicts a fax machine and is titled "Fax".

           Accompanying Audio Content:
           "In summary, Global Village is becoming a new company. It's an exciting opportunity, with better growth prospects in a market that is largely untapped today. It's a market where software, a focus on user interface, and a complete, easy-to-use solution are important differentiators, and we have traditionally fared well in such an environment. We have a new, innovative product family. It's quite different from typical, single-function products that exist today. The competitive advantage that we bring is not only a genuine understanding of ordinary users but an ability to provide client and server software, integrated with internally developed hardware, that will help us build a sustainable business aimed at the growing, small to medium sized office market.

           We're very excited about the future and the opportunity that this new direction offers to our stockholders. I look forward to reporting on our progress in the weeks and months ahead, and I look forward to your continued support."